Exhibit 99.1
Leadis Technology Reports Fourth Quarter 2008 Results
SUNNYVALE, California — January 28, 2009 — Leadis Technology, Inc. (Nasdaq: LDIS), an analog and mixed-signal semiconductor developer of power management and touch ICs for mobile consumer electronics devices, today announced results for the fourth quarter of 2008, ended December 31, 2008.
Q4 2008 Highlights
•	Leadis announced earlier this week the sale of its display driver business for $3.5 million plus $0.5 million of assumed liabilities.

•	Leadis achieved thirteen new product design wins in the quarter, including its first two Touch design wins and eleven new Power design wins.

•	Leadis announced sample availability of the LDS8160, a new LED driver featuring the company’s proprietary in-situ LED-Sense™ Temperature Compensation engine.

•	Leadis generated first product shipments for Touch products during the fourth quarter.

•	Leadis announced a new agreement with Immersion Corporation to enable rapid implementation of high-quality haptic feedback in capacitive touch enabled devices.
Financial Results
Fourth quarter revenue was $2.3 million, in line with the company’s revised guidance of $2.0 to $2.5 million. Fourth quarter gross loss was $3.6 million, which included a $3.6 million excess and obsolete inventory charge. Under generally accepted accounting principles (GAAP), fourth quarter net loss was $14.2 million, or $0.48 per basic share, as compared with the $7.7 million, or $0.26 per basic share, net loss reported in the previous quarter and the $11.0 million, or $0.38 per basic share, net loss reported in the fourth quarter of 2007. The loss in the fourth quarter of 2008 included the excess and obsolete inventory charge, as well as a $1.1 million impairment charge on auction rate securities held by the company.
In addition to reporting GAAP results, the company reports non-GAAP results, which exclude share-based compensation expense per FAS 123(R), acquisition-related expenses, goodwill and intangible impairment charges and restructuring charges. Non-GAAP net loss for the fourth quarter of 2008 was $11.6 million, or $0.40 per basic share, as compared to a net loss of $6.9 million, or $0.23 per basic share, in the third quarter of 2008 and a net loss of $7.5 million, or $0.26 per basic share, in the fourth quarter of 2007. A reconciliation of GAAP measures to non-GAAP measures is included in the financial statements portion of this press release.

The company reported cash, restricted cash and long-term investments of $32.8 million as of December 31, 2008, which was $10.3 million lower than its balance as of September 30, 2008. The cash decline was greater than previously expected, primarily due to less sell-through of inventory during the fourth quarter, writedowns in the auction rate securities, as well as the unfavorable foreign exchange rate impact on cash held in Korean accounts.
Business Summary
“Fourth quarter revenue, while within our revised December guidance, was down significantly from the prior quarter,” said Mr. Tony Alvarez, President and CEO. “While we had previously initiated steps to bring our operating expenses more in line with our revenue, the deterioration in the macroeconomic environment further increased the urgency of our actions. The result is that we have taken a significant step in restructuring our business operations. This week we announced the sale of our display driver business. We have also exited from the Audio business and implemented additional staff reductions. The net effect is that we will have reduced our headcount and operating expenses by approximately 50% and we are targeting quarterly operating expenses of less than $4.0 million as we exit the first quarter. We have focused the company’s resources behind our Touch and Power products efforts, which allows us to preserve our cash resources, and we will continue to invest and develop these businesses while simultaneously exploring our options for realizing value from the promising technologies that we have developed.”
Q1 2009 Outlook
“The current business environment remains challenging,” said Mr. Alvarez. “In the near term, the bulk of our revenue will continue to come from legacy display driver products that we retained after the recent sale of that business. We are encouraged by the customer traction that we are seeing with our Touch and Power products.”
Based on information currently available to the company, expectations for the first quarter of 2009 are as follows:
•	Revenue is expected to be approximately $1.9 million in the first quarter of 2009.

•	Non-GAAP operating expenses will be approximately $5 million.

•	Cash used in operations is expected to be $6 million during the first quarter, including $2.4 million in retention bonus payments associated with the company’s prior acquisition of Mondowave Inc.
Conference Call Today
Leadis will broadcast its conference call today, Wednesday, January 28, 2009 at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss its fourth quarter 2008 earnings and provide additional guidance.

To listen to the call, dial 1-877-723-9509 approximately ten minutes before the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial 1-888-203-1112. The confirmation code for the replay is 6197442.
A live webcast of the call will be available on the investor relations section of the company’s web site, http://ir.leadis.com. An archived webcast of the call will remain available until the company’s next earnings call.
IR Contacts
John Allen, Chief Financial Officer
Eric Itakura, Director Business Development & Investor Relations
(408) 331-8616
About Leadis Technology, Inc.
Leadis Technology, Inc., headquartered in Sunnyvale, California, designs, develops and markets analog and mixed-signal semiconductors that enable and enhance the features and capabilities of portable and consumer electronics devices. Leadis’ product offerings include color display drivers, which are critical components of displays used in mobile consumer electronic devices; LED drivers, which provide controlled levels of current required to drive light emitting diodes in diverse applications including mobile backlight units; power management ICs including LDOs, LDO controllers, shunt references, thermal switches, current regulators, and battery charger controllers; and touch controller ICs, which enable highly reliable touch-based input controls and attractive industrial design options for both mobile and non-mobile applications.
Non-GAAP Financial Measures
Leadis reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP financial measures are helpful in evaluating its ongoing operating results and comparing its performance to comparable companies. Leadis management uses financial statements that exclude share-based compensation expense, restructuring expenses including severance, the impact of purchase accounting expenses, including in-process research and development expenses, amortization of purchased intangible assets, impairment charges for goodwill and other intangible assets, and retention expenses connected with acquisitions, to plan and evaluate its financial performance. Consequently, Leadis has excluded these expenses and charges in deriving calculations of net income (loss), net income (loss) per share, gross profit or margin and certain operating expenses (including cost of sales, research and development, selling, general and administrative, and provision for income taxes). Leadis believes the inclusion of these non-GAAP measures enhances the comparability of current results against the results of prior periods. These non-GAAP measures will enable investors to evaluate the company’s operating results and business outlook in a manner similar to how the company internally analyzes its operating results and makes strategic decisions. Investors should note, however, that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. The company does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure. For additional information on the non-GAAP financial measures, please see the Form 8-K regarding this press release furnished today with the Securities and Exchange Commission.
Cautionary Language
This press release contains forward-looking statements regarding the company’s business and financial outlook for the first quarter of 2009 and beyond, based on the company’s current expectations. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” “confident,” “optimistic,” “targeted,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the company’s current views and assumptions but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that the company may not be able to maintain its current level of revenue or its gross margin levels; risks that one or more of the company’s concentrated group of customers may reduce demand or price for the company’s products or a particular product; risks that design wins will not result in meaningful revenue; the company’s dependence on a limited number of products; risks that the company’s new products may not be completed in a timely fashion or gain market acceptance; risks associated with the company’s efforts to expand its power management and touch sensor businesses; risks related to the semiconductor and portable electronic industries; the company’s ability to keep up with technological change; risks associated with any strategic transaction undertaken by the company; risks with managing international activities; and other factors. For a discussion of these and other factors that could impact the company’s financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, in the sections titled Risk Factors and Forward-Looking Statements, which are available at www.leadis.com. The projections in this press release are based on information currently available to the company. Although such projections, as well as the factors influencing them, may change in the future, the company undertakes no responsibility to update the information contained in this press release. (LDISG)

LEADIS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	Dec 31,	Sep 30,	Dec 31,
	2008	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$21,642	$27,154	$33,945
Restricted cash	1,775	2,467	2,508
Short-term investments	7,726	11,146	31,286
Accounts receivable, net	1,936	4,943	5,787
Inventory	2,673	5,716	2,210
Prepaid expenses and other current assets	1,559	2,387	4,270

Total current assets	37,311	53,813	80,006
Property and equipment, net	2,440	3,042	4,534
Goodwill and purchased intangible assets, net	—	80	11,233
Long term investments	1,620	2,307	3,000
Other assets	1,398	1,558	806

Total assets	$42,769	$60,800	$99,579

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,257	$6,574	$4,538
Taxes payable	323	89	353
Deferred margin	697	543	6
Other accrued liabilities	4,479	4,721	6,691

Total current liabilities	7,756	11,927	11,588
Long-term tax liabilities	1,659	1,994	3,439
Other noncurrent liabilities	441	767	1,075

Total liabilities	9,856	14,688	16,102

Stockholders’ equity:
Common stock and additional paid-in capital	110,140	109,118	109,171
Accumulated deficit	(77,227)	(63,006)	(25,694)

Total stockholders’ equity	32,913	46,112	83,477

Total liabilities and stockholders’ equity	$42,769	$60,800	$99,579

LEADIS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	Dec 31,	Sep 30,	Dec 31,	Dec 31,	Dec 31,
	2008	2008	2007	2008	2007
Product revenue	$2,134	$4,645	$6,233	$17,947	$39,581
NRE revenue	183	74	—	609	—

Total revenue	2,317	4,719	6,233	18,556	39,581

Product cost of sales	5,869	4,307	6,510	21,239	36,343
NRE cost of sales	34	144	—	660	—

Total cost of sales	5,903	4,451	6,510	21,899	36,343
Gross profit (loss)	(3,586)	268	(277)	(3,343)	3,238

Research and development expenses	5,379	5,434	5,370	21,631	18,599
Selling, general and administrative expenses	4,262	3,744	5,233	17,011	16,383
Amortization of purchased intangible assets	27	27	627	1,750	2,090
Impairment of goodwill and intangible assets	53	—	—	9,498	—
In process research and development	—	—	650	—	2,470

Total operating expenses	9,721	9,205	11,880	49,890	39,542

Operating loss	(13,307)	(8,937)	(12,157)	(53,233)	(36,304)
Interest and other income (expense), net	(840)	581	1,074	879	4,392

Loss before income taxes	(14,147)	(8,356)	(11,083)	(52,354)	(31,912)
Provision for (benefit from) income taxes	75	(665)	(34)	(821)	(980)

Net loss	$(14,222)	$(7,691)	$(11,049)	$(51,533)	$(30,932)

Basic and diluted net loss per share	$(0.48)	$(0.26)	$(0.38)	$(1.76)	$(1.06)

Shares used in computing basic and diluted per share amounts	29,423	29,379	28,813	29,260	29,119

LEADIS TECHNOLOGY, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	Dec 31,	Sep 30,	Dec 31,	Dec 31,	Dec 31,
	2008	2008	2007	2008	2007
A. GAAP net loss	$(14,222)	$(7,691)	$(11,049)	$(51,533)	$(30,932)
Adjustment for stock-based compensation within:
Cost of sales	48	44	50	165	122
Research and development expenses	281	250	304	992	1,046
Selling, general and administrative expenses	678	99	636	1,578	2,224
Provision for (benefit from) income taxes	—	—	(185)	(218)	254
Adjustment for acquisition of business within:
Research and development expenses	302	154	308	818	1,246
Selling, general and administrative expenses	404	242	1,126	1,141	1,646
Amortization of purchased intangible assets	27	27	627	1,750	2,090
In-process research and development	—	—	650	—	2,470
Provision for (benefit from) income taxes	—	—	13	—	(74)
Adjustment for restructuring charges within:
Cost of sales	53	—	—	—	—
Research and development expenses	603	—	—	—	—
Selling, general and administrative expenses	144	—	—	—	—
Adjustment for impairment of goodwill and intangible assets	53	—	—	9,498	—

Non-GAAP net loss	$(11,629)	$(6,875)	$(7,520)	$(35,809)	$(19,908)

B. GAAP basic and diluted net loss per share	$(0.48)	$(0.26)	$(0.38)	$(1.76)	$(1.06)
Adjustment for stock-based compensation	0.03	0.01	0.03	0.09	0.13
Adjustment for acquisition of business	0.02	0.01	0.09	0.13	0.25
Adjustment for restructuring charges:	0.03	—	—	—	—
Adjustment for impairment of goodwill and intangible assets	—	0.01	—	0.32	—

Non-GAAP basic and diluted net loss per share	$(0.40)	$(0.23)	$(0.26)	$(1.22)	$(0.68)

C. GAAP Gross Margin	-154.8%	5.7%	-4.4%	-18.0%	8.2%
Adjustment for stock-based compensation	2.1%	0.9%	0.8%	0.9%	0.3%

Non-GAAP Gross Margin	-152.7%	6.6%	-3.6%	-17.1%	8.5%

D. GAAP operating expenses	$9,721	$9,205	$11,880	$49,890	$39,542
Adjustment for stock-based compensation within:
Research and development expenses	(281)	(250)	(304)	(992)	(1,046)
Selling, general and administrative expenses	(678)	(99)	(636)	(1,578)	(2,224)
Adjustment for acquisition of business within:
Research and development expenses	(302)	(154)	(308)	(818)	(1,246)
Selling, general and administrative expenses	(404)	(242)	(1,126)	(1,141)	(1,646)
Amortization of purchased intangible assets	(27)	(27)	(627)	(1,750)	(2,090)
In-process research and development	—	—	(650)	—	(2,470)
Adjustment for restructuring charges within:
Cost of sales	(53)	—	—	—	—
Research and development expenses	(603)	—	—	—	—
Selling, general and administrative expenses	(144)	—	—	—	—
Adjustment for impairment of goodwill and intangible assets	(53)	—	—	(9,498)	—

Non-GAAP Operating expenses	$7,176	$8,433	$8,229	$34,113	$28,820